Exhibit 99.1

LBI Media Reports Fourth Quarter and Fiscal Year 2004 Results

2004 Net Revenues Increase 9% From 2003

Burbank, CA – March 31, 2005 – LBI Media, Inc. (the “Company”) announced its financial results today for the year and quarter ended December 31, 2004.

Results for the Year Ended December 31, 2004

For the year ended December 31, 2004, net revenues increased 9% to $91.4 million from $84.0 million in 2003. Excluding the results relating to the leasing of our television production facility(1), net revenues increased 10% to $91.3 million for the year ended December 31, 2004 from $82.7 million during the same period last year. This revenue growth was attributable to our television segment which increased 25% in 2004 excluding the results relating the leasing of our television production facility. The increase in revenues from our television segment was offset by a modest decline in revenues from our radio division, primarily resulting from lower national advertising time sold in 2004 as compared to 2003 and strong results posted for 2003, when revenue growth from our radio segment reached 16%. Operating expenses (excluding depreciation, noncash employee compensation and offering costs associated with our anticipated initial public offering) increased 14% to $47.1 million in 2004 from $41.3 million for 2003. The increase in operating expenses can be primarily attributed to the incremental costs associated with operating our recently acquired television station, KMPX-TV, in Dallas-Fort Worth, TX, the incremental costs associated with producing additional in-house television programming for prime time and additional sales salaries and commissions associated with the growth in our revenue. As a result, Adjusted EBITDA(2) increased 4% to $44.4 million for the year ended December 31, 2004 from $42.7 million for the year ended December 31, 2003. Excluding the results relating to the leasing of our production facility, Adjusted EBITDA increased 6% to $44.3 million for the year ended December 31, 2004 from $41.7 million for the same period last year.

The Company reported net income of $13.0 million for the year ended December 31 2004, compared to $16.7 million last year. This decrease was primarily attributable to a $2.2 million increase in noncash employee compensation and depreciation expense and a charge of $1.5 million related to offering costs for our anticipated initial public offering during the year ended December 31, 2004.

Television division net revenues increased 21% to $46.6 million for the year ended December 31, 2004, from $38.4 million in 2003. Excluding the results relating to the leasing of our television production facility, television net revenues increased 25% to $46.5 million for the year ended December 31, 2004 from $37.1 million for during the same period last year. This increase can be attributed to revenue growth in our California and Texas markets, resulting from improved program ratings, which enabled us to raise advertising rates and increase advertising time sold. Incremental revenues from our Dallas-Fort Worth

(1)	The Company excluded results relating to the leasing of its production facility, because it has increased the use of this facility for the production of in-house programming, thereby reducing available leasing space. The Company expects to continue using space in its production facility primarily to produce its internal programs and therefore expects future leasing revenues to be minimal. As a result, the Company believes that in order to provide a comparable basis for evaluating its results for the year and quarter ended December 31, 2004 compared to the same periods in 2003, it is necessary to exclude net revenues and operating expenses generated from leasing this facility. This measure should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, such as revenues and operating income.
(2.)	The Company defines Adjusted EBITDA as net income plus income tax expense, (loss) gain on sale of property and equipment, net interest expense, depreciation and noncash employee compensation. Management considers this measure an important indicator of our liquidity relating to our operations because it eliminates the effects of certain noncash items and our capital structure. This measure should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with U.S. generally accepted accounting principles, such as cash flows from operating activities, operating income and net income. In addition, our definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.

station, KMPX-TV, acquired in January 2004 also contributed to revenue growth. Operating expenses (excluding depreciation, noncash employee compensation and offering costs associated with our anticipated initial public offering) increased 30% to $25.5 million in 2004, from $19.6 million for 2003. The increase in operating expenses can be primarily attributed to the incremental costs associated with operating our recently acquired television station, KMPX-TV, in Dallas-Fort Worth, TX, the incremental costs associated with producing additional in-house television programming for prime time, additional sales salaries and commissions associated with the growth in our revenue base and higher music license and ratings service fees. Operating income increased 4% to $17.4 million for 2004 from $16.7 million in 2003. Adjusted EBITDA increased 13% to $21.2 million for 2004 from $18.8 million in 2003. Excluding the results relating to the leasing of our production facility, Adjusted EBITDA increased 19% to $21.1 million for the year ended December 31, 2004 from $17.8 million during the same period last year.

Radio division net revenues decreased 2% to $44.8 million for the year ended December 31, 2004 from $45.6 million during the same period last year. The decline in revenues can be primarily attributed to a decrease in demand for Spanish-language advertising by national advertisers and strong results posted during the year ended December 31, 2003, when revenue growth for our radio segment reached 16%. Operating expenses (excluding depreciation, noncash employee compensation and offering costs associated with our anticipated initial public offering) remained virtually flat between the year ended December 31, 2004 and 2003. Operating income decreased 14% to $17.4 million for 2004 from $20.3 million in 2003. Adjusted EBITDA decreased 3% to $23.2 million for 2004 from $23.9 million in 2003.

Results for the Quarter Ended December 31, 2004

For the quarter ended December 31, 2004, net revenues increased 4% to $23.1 million from $22.1 million for the same quarter last year. This increase can be attributed to revenue growth from both our television and radio segments including incremental revenue from our most recently acquired television station in the Dallas-Fort Worth, Texas market. Excluding the results relating to the leasing of our television production facility, net revenues increased 6% to $23.1 million for the quarter ended December 31, 2004 from $21.8 million for the same period last year. Operating expenses (excluding depreciation, noncash employee compensation and offering costs related to our anticipated initial public offering) increased 6% to $12.8 million in the fourth quarter of 2004 versus $12.0 million in the fourth quarter of 2003. This growth in operating expenses can be primarily attributed to the incremental costs associated with operating our recently acquired television station, KMPX-TV, in Dallas-Fort Worth, TX, the incremental costs associated with producing additional in-house television programming for prime time, and additional sales salaries and commissions associated with the growth in our revenue base. As a result, Adjusted EBITDA increased 2% to $10.3 million for the quarter ended December 31, 2004 from $10.1 million for the corresponding period last year. Excluding the results relating to the leasing of our production facility, Adjusted EBITDA increased 4% to $10.3 million for the quarter ended December 31, 2004 from $9.9 million during the same period last year.

The Company recognized net income of $1.0 million for the quarter ended December 31, 2004 compared to $3.6 million for the same period in 2003. This decrease was primarily attributable to a $1.0 million increase in interest expense and depreciation expense and $1.5 million of costs related to our anticipated initial public offering offset by a $0.3 million decrease in noncash deferred compensation during the quarter.

Television division net revenues increased 4% to $11.1 million for the quarter ended December 31, 2004 from $10.6 million for the same period in 2003. This increase can be primarily attributed to incremental revenue growth from our recently acquired television station, KMPX-TV, in the Dallas-Forth Worth market. Excluding the results relating to the leasing of our television production facility, television net revenues increased 8% to $11.1 million for the quarter ended December 31, 2004 from $10.3 million for the same period last year. Operating expenses (excluding depreciation, noncash employee compensation and offering costs related to our anticipated initial public offering) increased 13% to $6.8 million for the quarter ended December 31, 2004 from $6.0 million for the same period last year. This growth in operating expenses can be primarily attributed to the incremental costs associated with our recently acquired television station, KMPX-TV, in the Dallas-Fort Worth market, the additional expenses associated with our internally produced prime time television programming, and an increase in sales salaries and commissions associated with our revenue growth. Operating income was down 31% to $2.8 million for the quarter ended December 31, 2004 from $4.1 million in the same quarter last year. Adjusted EBITDA decreased 8% to $4.3 million for the quarter ended December 31, 2004 from $4.7 million for the same quarter last year. Excluding the results relating to the leasing of our production facility, Adjusted EBITDA decreased 4% to $4.3 million for the quarter ended December 31, 2004 from $4.5 million for the same period last year.

Radio division net revenues increased 4% to $12.0 million for the quarter ended December 31, 2004 from $11.5 million for the same quarter last year. The increase in revenue can be primarily attributed to an improvement in national net revenues and an increase in inventory sold. Operating expenses (excluding depreciation, noncash employee compensation and offering costs related to our anticipated initial public offering) decreased 3% to $5.9 million for the quarter ended December 31, 2004 from $6.1 million for the same quarter last year. The decrease in operating expenses can be primarily attributed to a decrease in promotional and administrative expenses. Operating income increased 3% to $4.4 million for the quarter ended December 31, 2004 from $4.3 million for the same quarter of 2003. Adjusted EBITDA increased 11% to $6.0 million for the quarter ended December 31, 2004 from $5.4 million for the fourth quarter of 2003.

Commenting on the Company’s results, Lenard Liberman, Executive Vice President, said, “Overall, I am very pleased with our results in 2004 and am very enthusiastic about the prospects for both our television and radio operations. Our 10% revenue growth overall and 26% revenue growth from our television segment, excluding the results relating to the leasing of our production facility, is quite impressive given the overall performance in our industry. Our revenue growth from television continues to demonstrate our ability to market our internally produced programming. In addition, our radio revenue growth snapped back in the fourth quarter after being down for the first nine months of the year.”

Recent Developments

On December 11, 2004, the Company increased the borrowing capacity under its revolving senior credit facility to $220.0 million from $195.0 million.

Fiscal Year 2004 Conference Call

The Company will host a conference call to discuss its financial results for the year ended December 31, 2004 on Friday, April 1, 2005 at 4:00 PM Eastern Time. Interested parties may participate in the conference call by dialing (800) 946-0712 five minutes prior to the scheduled start time of the call and asking for the “LBI Media 2004 Results Conference Call.” The conference call will be recorded and made available for replay through Monday, April 4, 2005. Investors may listen to the replay of the call by dialing (888) 203-1112 then entering the passcode ID 7994580.

About LBI Media

LBI Media is one of the largest owners and operators of Spanish-language radio and television stations in the United States, based on revenues and number of stations. The Company owns sixteen radio stations and four television stations serving the Los Angeles, CA, Houston, TX, Dallas-Ft. Worth, TX and San Diego, CA markets.

Forward Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. securities laws. These statements are based upon current expectations and involve certain risks and uncertainties, including those related to the expected future operating performance of the Company’s radio stations, television stations and studio operations. Forward-looking statements include but are not limited to information preceded by, or that include the words, “believes”, “expects”, “prospects”, “pacings”, “anticipates”, “could”, “estimates”, “forecasts” or similar expressions. The reader should note that these statements may be impacted by several factors, including economic changes, regulatory changes, increased competition, the timing of announced acquisitions or station upgrades, changes in the broadcasting industry generally, and changes in interest rates. Accordingly, the Company’s actual performance and results may differ from those anticipated in the forward-looking statements. Please see LBI Media, Inc.’s recent public filings for information about these and other risks that may affect the Company. The Company undertakes no obligation to update or revise the information contained herein because of new information, future events or otherwise.

Results of Operations:

LBI MEDIA, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands)

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2004	2003	2004	2003
Net revenues	$23,075	$22,135	$91,435	$84,037

Operating expenses:
Program and technical	4,809	3,999	16,804	13,412
Promotional	687	1,038	2,006	2,244
Selling, general and administrative	7,264	6,992	28,272	25,690
Noncash employee compensation	342	769	2,924	2,226
Depreciation	1,295	946	5,125	3,511
Offering costs	1,450	0	1,450	0

Total operating expenses	15,847	13,744	56,581	47,083

Operating income	7,228	8,391	34,854	36,954
Interest expense	(5,527)	(4,849)	(21,171)	(20,259)
Interest and other income	30	25	141	98
Gain (loss) on sale of property and equipment	—	—	2	(4)

Income before income taxes	1,731	3,567	13,826	16,789
Provision for income taxes	670	0	(813)	(60)

Net income	$1,061	$3,567	$12,953	$16,729

Adjusted EBITDA(1)	$10,317	$10,106	$44,354	$42,690

Adjusted EBITDA Margin (%)(2)	44.7%	45.7%	48.5%	50.8%

(1)	Refer to footnote (1) on page 1.
(2)	Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenues.

Results of Operations (continued):

The following is a reconciliation of net cash provided by operating activities, calculated and presented in accordance with U.S. generally accepted accounting principles, to Adjusted EBITDA for the Company:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2004	2003	2004	2003
Net cash provided by operating activities	$8,777	$10,447	$23,518	$21,050
Add:
Gain on sale of investments	—	—	47	—
Income tax expense	670	(1)	873	59
Interest expense, net	5,497	4,825	21,030	20,162
Less:
Amortization of deferred financing costs	(190)	(149)	(690)	(556)
Provision for doubtful accounts	(239)	(166)	(955)	(1,066)
Changes in operating assets and liabilities:
Accounts receivable	592	464	794	4,804
Program rights	104	(70)	(324)	(52)
Amounts due from related parties	145	(388)	371	(396)
Prepaid expenses and other current assets	411	362	127	(114)
Employee advances	(18)	(69)	98	31
Accounts payable and accrued expenses	(913)	(1,505)	272	(2,262)
Accrued interest	(3,774)	(3,563)	(433)	663
Program rights payable	0	(27)	36	(11)
Amounts due from related parties	—	17	189	(56)
Deferred state income tax payable	(424)	78	(530)	28
Other assets and liabilities	(321)	(150)	(69)	406

Adjusted EBITDA	$10,317	$10,105	$44,354	$42,690

The following is a reconciliation of operating income to Adjusted EBITDA for the Company’s radio division:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2004	2003	2004	2003
Radio division operating income	$4,403	$4,271	$17,427	$20,271
Depreciation	572	381	2,123	1,411
Noncash employee compensation	342	769	2,924	2,226
Offering costs	711	—	710	—

Radio division Adjusted EBITDA	$6,028	$5,421	$23,185	$23,908

The following is a reconciliation of operating income to Adjusted EBITDA for the Company’s television division:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2004	2003	2004	2003
Television division operating income	$2,825	$4,120	$17,427	$16,683
Depreciation	724	564	3,002	2,099
Noncash employee compensation	—	—	—	—
Offering costs	740	—	740	—

Television division Adjusted EBITDA	$4,289	$4,684	$21,169	$18,782

The following is a reconciliation of operating income for the Company calculated and presented in accordance with U.S. generally accepted accounting principles, to Adjusted EBITDA excluding Adjusted EBITDA from the leasing of the production facility:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2004	2003	2004	2003
Operating income	$7,228	$8,391	$34,854	$36,954
Depreciation	1,295	946	5,125	3,511
Noncash employee compensation	342	769	2,924	2,226
Offering costs	1,450	0	1,450	0

Adjusted EBITDA related to the leasing of production facility	1	(224)	(79)	(955)

Adjusted EBITDA excluding Adjusted EBITDA related to the leasing of the production facility	$10,316	$9,882	$44,275	$41,376

The following is a reconciliation of operating income for the Company’s television segment calculated and presented in accordance with U.S. generally accepted accounting principles, to Adjusted EBITDA for the Company’s television segment excluding Adjusted EBITDA from the leasing of the production facility:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2004	2003	2004	2003
Television segment operating income	$2,825	$4,120	$17,427	$16,683
Depreciation	724	564	3,002	2,099
Noncash employee compensation	—	—	—	—
Offering costs	740	—	740	—

Television segment adjusted EBITDA related to the leasing of production facility	1	(224)	(79)	(955)

Television segment adjusted EBITDA excluding Adjusted EBITDA related to the leasing of the production facility	$4,290	$4,460	$21,090	$17,827

The following is a reconciliation of revenues for the Company calculated and presented in accordance with U.S. generally accepted accounting principles, to revenues for the Company excluding Adjusted EBITDA from the leasing of the production facility:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2004	2003	2004	2003
Revenues	$23,075	$22,135	$91,435	$84,037
Revenues from the leasing of the production facility	0	(298)	(122)	(1,332)
Revenues excluding revenues related to the leasing of the production facility	$23,075	$21,837	$91,313	$82,705

The following is a reconciliation of revenues for the Company’s television segment calculated and presented in accordance with U.S. generally accepted accounting principles, to revenues for the Company’s television segment excluding revenues from the leasing of the production facility:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2004	2003	2004	2003
Television segment revenues	$11,112	$10,640	$46,656	$38,406
Television revenues from the leasing of the production facility	0	(298)	(122)	(1,332)
Television segment revenues excluding revenues related to the leasing of the production facility	$11,112	$10,342	$46,534	$37,074